BOSTON CAPITAL TAX CREDIT FUND IV, L.P.

                _______________________________________

                      CERTIFICATION AND AGREEMENT
                                  for
                       LEVEL CREEK PARTNERS, L.P.


	This CERTIFICATION AND AGREEMENT is made as of May 6, 1998 by Level Creek Partners, L.P., a Georgia limited partnership (the "Operating Partnership"); and Sugar Hill Plantation Partners, Inc., a Georgia corporation, as General Partner of the Operating Partnership; for the benefit of Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership (the "Investment Partnership"); BCTC 94, Inc., a Delaware corporation, (the "Special Limited Partner"); Hinckley, Allen & Snyder; Hendrick, Phillips, Schemm & Salzman, and certain other persons or entities described herein. The Investment Partnership and the Special Limited Partner shall hereinafter be referred to collectively as the "Limited Partners". The General Partners, if more than one, shall hereinafter be referred to collectively, jointly and severally, as the General Partner.

	WHEREAS, the Operating Partnership proposes to admit the Limited Partners as the limited partners thereof pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of May 6, 1998 (the "Operating Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partnership will make certain capital contributions to the Operating Partnership;

	WHEREAS, simultaneous with the admission of the Limited
Partners to the Operating Partnership, Scott H. Smith shall withdraw from the Operating Partnership as its initial limited partner;

	WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating
Partnership;

	WHEREAS, Hinckley, Allen & Snyder, as counsel for the
Limited Partners, will rely upon such information and representa-tions in connection with its delivery of certain opinions with respect to this transaction; and

	WHEREAS, Hendrick, Phillips, Schemm & Salzman, as counsel for the Operating Partnership and the General Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction.

	NOW, THEREFORE, to induce the Limited Partners to enter into the Operating Partnership Agreement and become the limited part-ners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the General Partner hereby agree as follows for the benefit of the Limited Partners, Hinckley, Allen & Snyder, Hendrick, Phillips, Schemm & Salzman and certain other persons hereinafter described. Terms defined in the Operating Partnership Agreement but not otherwise defined herein shall have the meanings given them in the Operating Partnership Agreement.

1.	Representations, Warranties and Covenants of the Operating
Partnership, and the General Partner

	The Operating Partnership and the General Partner jointly and severally represent, warrant and certify to the Limited Partners, Hinckley, Allen & Snyder and Hendrick, Phillips, Schemm & Salzman, that, with respect to the Operating Partnership, as of the date hereof:

		1.01	The Operating Partnership is duly organized and in
good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own the 218-unit rental housing project located in Sugar Hill, Georgia known as Level Creek Apartments (the "Apartment Complex") and conduct its business; each of the Operating Partnership and General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating
Partnership and the General Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating
Partnership or the General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating
Partnership, or the General Partner or any of their respective properties; and this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the General Partner enforceable against each of them in accordance with its terms.

		1.02	All factual information, including without
limitation the information set forth in Exhibit A hereto, provided to the Limited Partners or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The General Partner has also delivered to the Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the General Partner previously delivered, there has been no material adverse change in the financial position of the General Partner. The estimates of occupancy rates, rental rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the General Partner.

		1.03	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to the Operating Partnership, and the General Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten percent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

		1.04	Each of the representations and warranties con-
tained in the Operating Partnership Agreement is true and correct as of the date hereof.

		1.05	Each of the covenants and agreements of the
Operating Partnership and the General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

		1.06	All conditions to admission of the Limited Partners as
limited partners of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

		1.07	No default by the Operating Partnership or the
General Partner has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents
(as such term is defined in the Operating Partnership Agreement).

		1.08	The General Partner agrees to take all actions
necessary to claim the Projected Credit, including, without limitation, the filing of Form 8609 with the Internal Revenue
Service in a timely manner.

		1.09	No person or entity other than the Operating
Partnership holds any legal or equity interest in the Apartment
Complex, except for the Lender's security interest as set forth in the Loan Documents.

		1.10	The Operating Partnership has the sole responsibility
to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

		1.11	The Operating Partnership, except to the extent it
is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

		1.12	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex, other than the Management Agent's management fee, which is based on a percentage of rental income, under the Management Agreement.

		1.13	The General Partner is not related in any manner
to either of the Limited Partners, nor is the General Partner acting as an agent of the Limited Partners.

		1.14	To the best of the undersigned's knowledge after
due inquiry the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment
Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment
Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and
Recovery Act, Toxic Substance Control Act, Safe Drinking Water
Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the General Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

		1.15	Based on that certain real estate appraisal
prepared for the Partnership by CB Commercial Real Estate Group, Inc. Appraisal Services dated October 29, 1997 and the undersigned's knowledge of property values in the area where the Apartment Complex is located, and based upon the level of permanent debt financing for the Apartment Complex, there is a reasonable expectation that the fair market value of the Apartment Complex, taking into account value attributable to the Low Income Housing Tax Credits and/or below market financing, as well as the use restrictions imposed on the Apartment Complex, will be greater than the total amount of the Operating Partnership's liabilities at the date of closing.

		1.16	None of the partners of the Operating Partnership
or of the General Partner is a tax-exempt entity.

		117.	The General Partner  is a Georgia corporation, the
sole shareholders of which are Michael L. Smith, Charles H. Smith and Ralph W. Donald. The General Partner has only one class of capital stock of which 100,000 shares are authorized and 1,000 shares are issued and outstanding. The shareholders' ownership interests in the General Partner are as follows:

Shareholder                 Shares of Stock         Percent of Issued and
                                                       Outstanding Stock

Michael L. Smith                  395                        39.5%
Charles H. Smith                  395                        39.5%
Ralph W. Donald                   210                        21.0%

		1.18	No person or entity who has economic risk of loss
with respect to the Loan, including, without limitation the guarantors under that certain Letter of Credit and Reimbursement
Agreement by and among the Operating Partnership, the Letter of Credit Issuer, and the Lender, owns or will at any time in the future own, individually or in the aggregate, more than 79% of the aggregate issued and outstanding stock of the General
Partner.

		1.19	If any shareholder or other affiliate of the
General Partner is a tax-exempt entity and the General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Apartment Complex will be treated as "tax exempt use property" as defined in Code Section 168(h).

		1.20	All representations made by the General Partner in
the Operating Partnership Agreement are incorporated herein by reference and are confirmed.

		1.21	It is reasonable to expect that the Operating
Partnership will be able to repay, as and when due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s) and the projection of rental income and expense from operations set forth in Exhibit A, assuming a rate of inflation of operating income and expense during the term of the Loans that is reasonable for the area in which the Apartment Complex is located.

		1.22	An Extended Use Commitment (as defined in the
Operating Partnership Agreement) within the meaning of Code
Section 42(h)(6) will be in effect and recorded in the appropriate land evidence records with respect to the building(s) in the Apartment Complex not later than the end of the first taxable year in which any Tax Credit is taken with respect to any building. If not in effect as of the date hereof, the General
Partner agrees (i) to deliver a valid and binding Extended Use
Agreement and evidence that it has been recorded no later than the end of the first taxable year in which any Tax Credit is taken with regard to any building and (ii) to ensure that all Partnership lenders subordinate their mortgage liens on the Apartment Complex to the Extended Use Agreement at or prior to the time it is recorded.

		1.23	The amounts payable in development and property
management fees to the General Partner, initial Management Agent and the Developer are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition, construction or renovation of the Apartment Complex.

		1.24	To the best of the General Partner's knowledge,
the Low-Income Housing Tax Credits allocated to the Apartment
Complex will not exceed the amount the Agency determines is necessary for the financial feasibility of the Apartment Complex and its viability as a qualified low-income housing project throughout the credit period.

		1.25	To the best of the General Partner's knowledge,
the proposed operations of the Apartment Complex and the Partnership satisfy the requirements of the State's Qualified
Allocation Plan, including any specific targeting, set-asides or other factors upon which the Georgia Department of Community
Affairs based its determination that the proposed operations of the Apartment Complex and the Partnership satisfy the Qualified
Allocation Plan.

		1.26	The Operating Partnership has not elected pursuant
to Code Section 42 to lock in the applicable Tax Credit rate prior to placement in service of each building.

		1.27	Each of the representations and disclosures made
by the Operating Partnership to the Georgia Department of Community Affairs (the "Agency") in the Low Income Housing Tax
Credit Allocation Application (the "Credit Application") upon which the letter from the Georgia Department of Community Affairs dated November 19, 1997 determining that the project meets the requirements of Georgia's 1997 Qualified Allocation Plan (the
"Credit Reservation Agreement") was based, is true and correct in all material respects as of the date hereof.

		1.28	Each of the covenants, agreements, and conditions
contained in the Credit Application and Credit Reservation
Agreement entered into by and between the Agency and the Operating Partnership, has been duly performed or satisfied by the Operating Partnership or the General Partner, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any conditions is required on or prior to the date hereof, and the General Partner has no reason to believe that the covenants, agreements, and conditions required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

		1.29	The General Partner has not received from the
Agency any notice of default or of withdrawal or cancellation of the Tax Credit [Reservation] the Operating Partnership as described in the [Credit Reservation Agreement].

		1.30	The General Partner and any entity that is related
to the General Partner or to the Operating Partnership and that receives a fee from the Operating Partnership, directly or indirectly, is on the cash method of accounting for tax purposes.
If any fee received by the General Partner is treated as a guaranteed payment under Section 707(c) of the Code, the General
Partner will recognize such fee as income at the time such fee is accrued by the Operating Partnership.

		1.31	The General Partner will be actively involved in
the management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

		1.32	The development and leasing activity in which the
Operating Partnership will engage will not contain personal or recreational benefit for the partners of the Operating
Partnership.

		1.33	The Operating Partnership will keep active records
and carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

		1.34	The Operating Partnership will have an objective
to carry on businesses for profit and divide the gains therefrom.

		1.35	The Operating Partnership may earn a profit,
including profit from appreciation in the value of the Apartment
Complex.

		1.36	The Loan and all other debt financing of the
Apartment Complex require the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by the Lender.

		1.37	None of the Operating Partnership's Lenders is a
party from whom the Operating Partnership acquired any portion of the Apartment Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Operating Partnership's Lenders will receive a fee with respect to the Operating Partnership's investment in the Apartment
Complex, except for fees payable to the Lender and Letter of Credit Issuer under the Loan Documents.

		1.38	Following is a description of any and all existing
or proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including, without limitation, federal grants, below-market interest rate loans, and tax-exempt bonds):

	The $12,790,000 Loan is funded with the proceeds of tax-exempt bonds.

		1.39	The Project will not receive moderate rehabilitation
assistance under Section 8(e)(2) of the United States
Housing Act of 1937 (unless pursuant to the Stewart B. McKinney
Homeless Assistance Act of 1988).

		1.40	All Units in the Apartment Complex are to be of
comparable quality for similarly sized units and all Apartment
Complex amenities are to be made available to all tenants on a comparable basis without separate fees except for one unit in which the on-site manager shall reside.

		1.41	There will be no direct or indirect personal
liability of the Operating Partnership or of any of the Partners for the repayment of the principal of and payment of interest on the Loan, and the sole recourse of the Lender under the Loan, with respect to the principal thereof and interest thereon, will be to the property securing the indebtedness.

		1.42	If necessary to insure that 100% of the Projected
Credit is available to the Project, the Partnership will elect to defer the commencement of the tax credit period in accordance with Section 42(f)(1)(b).

		1.43	At least 50% of the aggregate basis of the Land
and buildings comprising the Apartment Complex will be financed by the Loan.

		1.44	The Loan will be funded by tax exempt bonds, the
interest on which is exempt from tax under Code Section103; such bonds are subject to the volume cap imposed by Code Section 146;
and principal payments on the Loan are to be applied within a reasonable period to redeem such bonds.

2.	Indemnification

		2.01	The General Partner (for purposes of this Section
2.01, jointly and severally, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section
2.01, the "Indemnified Parties" or, individually, an "Indemnified
Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of its representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability in connection with the Land and/or the Apartment Complex, as each term is defined in the Operating
Partnership Agreement, under any statute, regulation, ordinance, or other provision of federal, state, or local law pertaining to the protection of the environment, or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

		2.02	No Indemnifying Party shall be liable under the
indemnity agreements contained in Section 2.01 unless the Indem-nified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other
Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified
Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.	Miscellaneous

		3.01	This Certification and Agreement is made solely
for the benefit of the Limited Partners, Hinckley, Allen &
Snyder, and Hendrick, Phillips, Schemm & Salzman, (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

			3.02	This Certification and Agreement may be executed
in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

	OPERATING PARTNERSHIP

	Level Creek Partners, L.P.
	By Sugar Hill Plantation
Partners, Inc., Its General
Partner


	By:______________________
	     Its duly authorized


Sugar Hill Plantation
Partners, Inc.

	By:_______________________
	     Its duly authorized



                                 Exhibit A

                  Level Creek Partners, L.P. Fact Sheet

                    Project Development Costs & Sources

Sources of Funds:
	A.  Bond Proceeds                   12,790,000
	B.  G.P. Capital Contributions             211
	C.  I.P. Capital Contributions       2,154,802
	D.  Deferred Development Fee           861,148
Note                                              15,806,161

		Total Sources

Application of Funds:
	Acquisition Costs:
		Land                                1,112,726
		Building                                         1,112,726

Construction Costs:
	Building Costs                       6,566,954
	Furnishings & Equipment                675,879
	Site Work                            1,651,014
	General Conditions/Overhead          1,036,322
Profit                                   82,331
	Performance Bond                    10,012,500
		Subtotal General                      400,000
Contractor                              238,372
	Construction Contingency                84,136
	Tap Fees & Bldg. Permits
	Direct Construction Costs By                      10,735,008
Partnership

Legal/Organizational:
	Legal - Bond Issuance                  151,548
	Legal - Real Estate                     10,000
	Legal - Corporate                       39,500
	Title & Recording                       20,000
	Audit Tax                               25,000
                                                     246,048
	Construction Financing:
	LOC Origination Fee                    226,309
	LOC Annual Fees During                 355,628
Construction                            767,400
	Bond Interest During                  (300,000)
Construction
	Less Interest Income on                            1,049,337
Investments

Soft Costs:
	Architectural & Engineering            142,500
	Construction Period Taxes &             18,500
Insurance                                28,000
	3rd Party Fees For Professional        181,675
Services                                 83,867
	Issuance Costs
	Tax Credit Fees                                      454,542

Interim Operating Costs:
	Advertising                             30,000
	Lease Up Reserve                       348,500

                                                      378,500

Development Fees:
	Overhead                               300,000
	Developer Fee                        1,530,000
                                                     1,830,000

			Total Application Of Funds                       15,806,161


2.	Construction and Permanent Financing:

	  A.	  Lender:  The Housing Authority of the City of Sugar
Hill, Georgia
	  B.	  Mortgage Amount:   $12,790,000
	  C.	  Note Date:   May 7, 1998
	  D.	  Interest Rate:   ____________
	  E.	  Term:  May 15, 2003


3.	Junior Financing: N/A

4.	Eligible Basis:    $13,412,974

5.	Qualified Basis:   $  7,998,156

6.	GP Capital Contribution:  $  211

7.  Type of Credit:   Tax Exempt Bond Financed
New Construction - May Rate is 3.58% (not locked)

8.	Rent-up Schedule: 100% by November, 1999

9.	Projected Credit to the Investment Partnership (99.99%):
$2,992,781

	A.	$175,723 for year 1
	B.	$299,278 for years 2 through 10
	C.	$123,555 for year 11

10.	Total Projected Credit to the Operating Partnership (100%):
$2,993,080

	A.	$175,740 for year 1
	B.	$299,308 for years 2 through 10
	C.	$123,568 for year 11

11.	Tax Credit Approval:

		A.	Application:
			1.	Date:  10-14-97
			2.	Credit Amount Requested:  $To Be Determined
($292,817)

		B.	Credit Reservation:
			1.	Date:   11-19-97
			2.	Credit Amount Reserved:  $To Be Determined

		C.	Carryover Allocation:  N/A
			1.	Date:  ____________
			2.	Credit Amount Allocated:   $__________

		D.	Credit Rate Lock-in Agreement
			1.	Date:  N/A
		2.	Rate locked-in:  N/A

	E.	Form 8609
			1.	Date:  At placement in service N/A
			2.	Credit Amount Allocated:  N/A

12.	Apartment Complex:

		A.	Name:  Level Creek Apartments
		B.	Address:  1022 Level Creek Road, Sugar Hill, Georgia
		C.	County:  Gwinnett
 	D.	Type of Project:  Low Income Housing

13.	1998 Area Median Income:   $54,700

14.	Type of Units:
                                 Square    Basic*     Utility*
  Number     Type Unit           Feet      Rent      Allowance

   20		    	1 bedroom          	   801       536        61
   20	    		1 bedroom	             801	      650      	_____
   60		    	2 bedroom	           1,002	      637	       80
   40			    2 bedroom	           1,002	      730       _____
   50			    3 bedroom	           1,200	      729	       99
   28			    3 bedroom	           1,200	      875	      _____

*Note: Rents and Utility Allowances Based on 1997 Limits

15.	Difference between rents allowed
	by FmHA and rents allowed under
	the Rent Restriction Test, if applicable:  N/A

16.	Rental Assistance:        N/A

17.	(Projected) Annual Operating Expenses:   $614,659 (year 2)

18.	Replacement Reserve Account

	A.	Annual:  $  43,600 ($3,633/month)

19.	Operating Reserve Account:  $348,500

20.	Amount of Annual Asset Management Fee
	to Boston Capital Communications
	Limited Partnership:   $  15,000

21.	Amount of Annual Incentive Partnership
	Management Fee:  $  30,000

22.	Amount of Total Depreciable
	Basis Allocated to Personal
	Property:   $675,879

23.	Completion Date:   March, 1999

24.	Total Capital Contribution of
	Investment Partnership:  $2,154,802

25.	Schedule of Capital Contributions:
A.	$1,508,362 (70%) upon the latest to occur of:
(i)  Tax Credit Set Aside (Receipt of Documents Confirming
     Issuance of Section 42 Qualifying Bonds),
(ii) Initial Closing,
(iii)Receipt of Estoppel Letter,
(iv) Admission Date,
(v) Execution of Escrow Agreement Between ILP and Letter of Credit Issuer, or
(vi) Receipt of Commitment for Sale of Bonds from
     Underwriter

	B. $215,480 (10%) upon the latest to occur of:
(i)  Substantial Completion
(ii)  Cost Certification,
(iii) State Designation
(iv)  Title and Insurance Updates
(v)   Contractor's Payoff Letter
(vi)  Lender Estoppel Certificate
(vii) Recording of Extended Use, or
(viii)Satisfaction of Outstanding Due Diligence; or
(ix)  Satisfaction of Condition of First Installment

C. $215,480 (10%) upon the latest to occur of:
   (i)  Initial 100% Occupancy Date,
   (ii) Final Closing,
   (iii) Rental Achievement, or
   (iv) Satisfaction of conditions of First and Second
Installments

D.	$215,480 (10%) upon the later of :
	(i) 	Receipt of Federal Tax Return, or
	(ii) 	Satisfaction of conditions of First, Second and
Third Installments

26.	Fees, Special Distributions and Other Items to be paid from
Capital Contributions

A.  Development

Fee:  $1,830,000 (*of which $861,148 is estimated to be deferred)

B.	Special Return of GP Capital, if applicable  N/A

27.	Consulting Fee to Boston Capital  N/A
Partners, Inc., if applicable

28.  Operating General Partner:  SUGAR HILL PLANTATION PARTNERS,
INC.

Attn:  Michael L. Smith
Address: 3850 Holcomb Bridge Road
Address: Suite 215
Atlanta, Georgia 30092-5219

Telephone Number:  770-368-1519


29.	Managing General Partner:  N/A
	Attn:
	Address:

	Telephone Number:

30.  Developer:  SPRING HILL PARTNERS,INC.
	Attn: Michael L. Smith
	Address:  3850 Holcomb Bridge Road
	Suite 215
	Atlanta, Georgia 30092-5219
Telephone Number: 770-368-1519


31.	Ownership Interests

					                      Normal       Capital      Cash
					                    Operations	  Transactions	  Flow


Operating General Partner    .01%	        70%	       70%
Investment Partnership      99.99%	       30%	       30%
Special Limited Partner        0%	         0%	        0%

32.   Management Agent: SIGNATURE MANAGEMENT CORP.
	Attn:  Michael B. Smith
	Address:3850 Holcomb Bridge Road
	Suite 215
	Atlanta, Georgia 30092-5219
	Telephone Number: 770-368-1519

Amount of Fee: 	6% of
gross rental receipts

33.	Builder:   Universal Constructors, Inc.
	Attn:
	Address: P.O. Box 28
	McMinnville, TN 37100
	Telephone Number: 931-668-2876

Amount of Compensation:  $10,012,500.00

Builder's Profit:   $472,865.00

34.	Subcontractor:    (N/A)
	Attn:
Address:
Telephone Number:

35.	Architect: Lamas Architects, Inc.
	Attn:
Address: 3131 Piedmont Road, Suite 206
Atlanta, GA 30305
	Telephone Number:  404-869-1411

Amount of Fee:  $80,000.00

36.	Auditor:  Habif, Arogeti & Wynne
Attn: Edward D. Deck, C.P.A.
Address: 1073 W. Peachtree Street
Atlanta, GA  30309
Telephone Number: 404-898-8245

37.	Tax Return Preparer: Habif, Arogeti & Wynne
Attn:  Edward D. Deck, C.P.A.
Address: 1073 W. Peachtree Street
Atlanta, GA  30309
Telephone Number:  404-898-8245

38.	Federal Taxpayer ID Number:  58-2296636

39.	State Housing Credit Agency: Georgia Department of
Community Affairs

40.	State Housing Agency LIHTC Number:  Application No. 97-518

41.	Operating Deficit Guaranty
The General Partner shall be obligated to make Subordinated Loans to the Partnership to cover debt service, operating expenses and the Replacement Reserve Fund to the extent these exceed availableoperating income for a period of (i) 60 months from Rental Achievement or (ii) until the extension of the Letter of Credit for an additional five years, whichever is later. From and after the later of (i) Rental Achievement and (ii) Extension of the Letter of Credit for an additional five years, the GP's Operating Deficit guaranty is limited to $1,000,000.

42.	Guaranty of Development Cost Overruns/ The Guarantors are
	Excess Development Costs responsible for Development Cost
Overruns/Excess Development Cost pursuant to the Guaranty.

43.	Guarantor: Charles H. Smith
			Michael L. Smith

44.	Post-Closing Follow-Up Required:

cc:	Boston Capital Communications Limited Partnership Accounting
Department

                                 Exhibit B

                    Certificate of Operating Partnership and
                      Operating General Partner Re: Lack of
                               Disqualifications

	The Operating Partnership and its Operating General Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that none of (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) the officer, director, principal, promoter or general partner of Operating General Partner, (vii) any beneficial owner of ten percent (10%) or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten percent (10%) or more of any class of securities of the Operating Partnership or ten percent (10%) or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

		(1)	Has filed a registration statement which is the
subject of any pending proceeding or examination under the secur-ities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five (5) years prior to the date hereof;

		(2)	Has been convicted of or pleaded nolo contendere to
a misdemeanor or felony or, within the last ten (10) years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five (5) years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

		(3)	Is subject to (a) any administrative order, judgment
or decree entered within five (5) years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal
Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

		(4)	Is subject to any pending proceeding in any
jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

		(5)	Is subject to any order, judgment or decree of any
court or regulatory authority of competent jurisdiction entered within five (5) years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States
Postal Service false representation order entered within five (5) years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39 of the United
States Code;

		(6) 	Is suspended or expelled from membership in, or
suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities
Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading
Commission or any state securities administrator denying regis-tration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohib-iting the transaction of business as a broker-dealer or agent;

		(7)	Has, in any application for registration or in any
report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

		(8)	Has willfully violated any provision of the
Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

		(9)	Has willfully aided, abetted, counseled, commanded,
induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

		(10)	Has failed reasonably to supervise his agents, if he
is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

		(11) 	Is subject to a currently effective state admini-
strative order or judgment procured by a state securities admini-strator within five (5) years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

		(12)	Is insolvent, either in the sense that his
liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

		(13)	Is selling or has sold, or is offering or has
offered for sale, in any state securities through any unregistered agent required to be registered under the securities laws of any state or for any broker-dealer or issuer with knowledge that such broker-dealer or issuer had not or has not complied with the securities laws of the applicable state.

	If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the twelve (12) calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).